Exhibit 99.1

W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000	NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath Vice President — External Financial Communications (203) 629-3000
W. R. BERKLEY CORPORATION REPORTS 2010 RESULTS
Net Income Up 45% in 2010
     Greenwich, CT, February 2, 2011 — W. R. Berkley Corporation (NYSE: WRB) today reported net income for 2010 of $449 million, or $2.90 per share, compared with $309 million, or $1.86 per share, for 2009. Operating income for 2010 was $418 million, or $2.69 per share, compared with $447 million, or $2.68 per share, for 2009. Net income for the fourth quarter of 2010 was $127 million, or 85 cents per share, compared with $134 million, or 81 cents per share, for the fourth quarter of 2009. Operating income for the fourth quarter of 2010 was $102 million, or 68 cents per share, compared with $118 million, or 71 cents per share, for the corresponding quarter of 2009. Operating income is a non-GAAP financial measure defined by the Company as net income excluding income and losses from investment funds and net investment gains and losses.
Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2010	2009	2010	2009

Gross premiums written	$1,055,093	$953,880	$4,416,077	$4,253,439
Net premiums written	918,916	828,382	3,850,926	3,730,095

Net income	126,851	134,294	449,287	309,057
Net income per diluted share	0.85	0.81	2.90	1.86

Operating income	101,671	117,768	417,725	446,740
Operating income per diluted share	0.68	0.71	2.69	2.68

W. R. Berkley Corporation	Page 2
Fourth quarter highlights included:
•	Net premiums written increased 11%.

•	GAAP combined ratio was 94.1%.

•	Net income return on equity was 14.1%.

•	Book value per share was $26.26.

•	Repurchased 4.8 million shares of common stock at an average cost of $27.19 per share and an aggregate cost of $130 million.
     Commenting on the Company’s performance, William R. Berkley, chairman and chief executive officer, said: “The Company once again delivered good results in the fourth quarter in spite of the competitive marketplace, with a return on equity for the quarter of 14%. Over the past four years, we have repurchased over 30% of our common stock while maintaining substantial financial flexibility.
     “Our net premiums written grew by eleven percent in the quarter. This growth came mainly from our business written outside the U.S., with modest domestic growth driven by our newer units. Overall, rates are relatively flat. We have been able to increase rates in some of our units, and with the slowly improving economy, we have seen a modest increase in our exposure base.
     “Investment income was in line with our expectations. During the quarter, we purchased more dividend paying common stocks and took advantage of short-term market inefficiencies that offered us investment opportunities with favorable returns. Our asset quality remains outstanding and our portfolio had over $516 million in unrealized gains as of December 31, 2010. We continue to maintain a healthy level of liquidity to allow us to be opportunistic in the future.
     “Current premium rates are at unsustainably low levels. Existing inadequate pricing combined with declining investment returns will result in an overall lack of industry profitability.
     “Whether the cycle turns this quarter or next, our strategy remains unchanged: find outstanding people; provide them with the platform and resources they require to build a business; and select places in the domestic and global marketplace that offer the best opportunities. It is W. R. Berkley’s long-term commitment and stability, along with these outstanding people, that attracts agents and brokers to be our underwriting partners.
     “While 2011 will undoubtedly continue to be challenging for the industry, the Company is well-positioned to navigate the current environment and to capitalize on the hard market when it returns,” Mr. Berkley concluded.

W. R. Berkley Corporation	Page 3
Webcast Conference Call
     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Wednesday, February 2, 2011 at 5:30 p.m. eastern time. The conference call will be webcast live on the Company’s website at www.wrberkley.com. A recording of the call will be available on the Company’s website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.
Forward Looking Information
This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2011 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, merger arbitrage and private equity investments; the impact of significant competition; the potential impact of the economic downturn, and any legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Programs Reauthorization Act of 2007; the ability of our reinsurers to pay reinsurance recoverables owed to us; foreign currency and political risks relating to our international operations; other legislative and regulatory developments, including those related to business practices in the insurance industry; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; our ability to attract and retain qualified employees; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2011 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # #

W. R. Berkley Corporation	Page 4
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2010	2009	2010	2009
Revenues:
Net premiums written	$918,916	$828,382	$3,850,926	$3,730,095
Change in unearned premiums	70,680	103,947	(15,344)	75,754

Net premiums earned	989,596	932,329	3,835,582	3,805,849
Net investment income	133,477	141,181	538,698	552,561
Income (losses) from investment funds	4,613	4,999	(8,173)	(173,553)
Insurance service fees	21,355	19,366	85,405	93,245
Net investment gains (losses):
Net realized gains on investment sales	39,431	32,243	65,786	104,453
Other-than-temporary impairments	(5,500)	(12,279)	(9,205)	(151,727)
Less other-than-temporary impairments recognized in other comprehensive income	—	457	—	8,866

Net investment gains (losses)	33,931	20,421	56,581	(38,408)

Revenues from wholly-owned investees	47,966	57,301	214,454	189,347
Other income	404	553	1,522	2,137

Total revenues	1,231,342	1,176,150	4,724,069	4,431,178

Expenses:
Losses and loss expenses	591,512	543,031	2,309,867	2,336,707
Other operating costs and expenses	388,355	364,855	1,496,362	1,440,838
Expenses from wholly-owned investees	47,695	56,820	207,566	183,414
Interest expense	28,189	25,953	106,969	87,989

Total expenses	1,055,751	990,659	4,120,764	4,048,948

Income before income taxes	175,591	185,491	603,305	382,230
Income tax expense	(48,699)	(51,347)	(153,739)	(73,150)

Net income before noncontrolling interests	126,892	134,144	449,566	309,080
Noncontrolling interests	(41)	150	(279)	(23)

Net income to common stockholders	$126,851	$134,294	$449,287	$309,057

Net income per share:
Basic	$0.88	$0.84	$3.02	$1.93
Diluted	$0.85	$0.81	$2.90	$1.86

Average shares outstanding:
Basic	143,400	159,873	148,752	160,357
Diluted	150,033	166,193	155,081	166,574

W. R. Berkley Corporation	Page 5
Operating Results by Segment
(Amounts in thousands, except ratios (1))

	Fourth Quarter		Full Year
	2010	2009	2010	2009
Specialty:
Gross premiums written	$394,640	$352,050	$1,525,856	$1,464,205
Net premiums written	336,643	298,699	1,311,831	1,260,451
Premiums earned	332,668	323,730	1,288,373	1,354,355
Pre-tax income	83,809	71,031	296,645	220,906
Loss ratio	56.3%	61.2%	58.3%	61.9%
Expense ratio	32.7%	32.4%	32.7%	31.1%
GAAP combined ratio	89.0%	93.6%	91.0%	93.0%

Regional:(2)
Gross premiums written	$270,774	$278,110	$1,160,136	$1,229,786
Net premiums written	241,656	244,238	1,044,347	1,081,100
Premiums earned	268,535	272,983	1,066,922	1,116,871
Pre-tax income	26,938	45,749	117,353	106,078
Loss ratio	60.9%	55.3%	60.7%	61.4%
Expense ratio	36.8%	36.4%	35.9%	34.2%
GAAP combined ratio	97.7%	91.7%	96.6%	95.6%

Alternative Markets:
Gross premiums written	$130,199	$110,422	$702,717	$664,749
Net premiums written	102,480	95,222	582,045	589,637
Premiums earned	149,349	145,024	608,191	597,932
Pre-tax income	40,044	52,767	178,607	162,875
Loss ratio	72.7%	61.0%	67.6%	63.4%
Expense ratio	24.9%	27.0%	25.6%	25.8%
GAAP combined ratio	97.6%	88.0%	93.2%	89.2%

Reinsurance:(2)
Gross premiums written	$101,497	$100,116	$425,297	$455,968
Net premiums written	96,407	92,574	401,239	423,425
Premiums earned	111,040	104,586	419,356	411,511
Pre-tax income	38,837	35,870	129,922	86,358
Loss ratio	50.3%	54.3%	52.5%	57.9%
Expense ratio	39.7%	38.5%	41.0%	39.1%
GAAP combined ratio	90.0%	92.8%	93.5%	97.0%

International:(2)
Gross premiums written	$157,983	$113,182	$602,071	$438,731
Net premiums written	141,730	97,649	511,464	375,482
Premiums earned	128,004	86,006	452,740	325,180
Pre-tax income	1,503	6,335	21,174	22,719
Loss ratio	59.4%	56.6%	61.8%	59.9%
Expense ratio	39.1%	43.3%	40.4%	40.2%
GAAP combined ratio	98.5%	99.9%	102.2%	100.1%

W. R. Berkley Corporation	Page 6
Operating Results by Segment (Continued)
(Amounts in thousands, except ratios (1))

	Fourth Quarter		Full Year
	2010	2009	2010	2009
Corporate and Eliminations:
Net investment gains (losses)	$33,931	$20,421	$56,581	$(38,408)
Interest expense	(28,189)	(25,953)	(106,969)	(87,989)
Other revenues and expenses (3)	(21,282)	(20,729)	(90,008)	(90,309)
Pre-tax loss	(15,540)	(26,261)	(140,396)	(216,706)

Consolidated:
Gross premiums written	$1,055,093	$953,880	$4,416,077	$4,253,439
Net premiums written	918,916	828,382	3,850,926	3,730,095
Premiums earned	989,596	932,329	3,835,582	3,805,849
Pre-tax income	175,591	185,491	603,305	382,230
Loss ratio	59.8%	58.2%	60.2%	61.4%
Expense ratio	34.3%	34.4%	34.3%	32.8%
GAAP combined ratio	94.1%	92.6%	94.5%	94.2%

(1)	Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)	For the fourth quarter of 2010 and 2009, catastrophe and weather-related losses were $6 million and $4 million, respectively. For the full year of 2010 and 2009, catastrophe and weather-related losses were $81 million and $63 million, respectively.

(3)	Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

W. R. Berkley Corporation	Page 7
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31,
	2010	2009

Net invested assets (1)	$13,918,768	$13,726,213
Total assets	17,528,547	17,328,596
Reserves for losses and loss expenses	9,016,549	9,071,671
Senior notes and other debt	1,500,419	1,345,481
Junior subordinated debentures	242,784	249,793
Common stockholders’ equity (2) (3)	3,702,876	3,596,067
Common stock outstanding (3)	141,010	156,552
Common stockholders’ equity per share (3)	26.26	22.97

(1)	Net invested assets include investments, cash investments and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)	After-tax unrealized investment gains were $335 million and $219 million as of December 31, 2010 and 2009, respectively. Unrealized currency translation losses were $42 million and $40 million as of December 31, 2010 and 2009, respectively.

(3)	During 2010, the Company repurchased 17 million shares of its common stock at an average cost of $26.40 per share and an aggregate cost of $449 million.

W. R. Berkley Corporation	Page 8
Supplemental Information
(Amounts in thousands)

	Fourth Quarter		Full Year
	2010	2009	2010	2009

Reconciliation of operating income to net income:
Operating income (1)	$101,671	$117,768	$417,725	$446,740
Investment gains (losses), net of tax	22,218	13,276	36,874	(24,874)
Income (losses) from investment funds, net of tax	2,962	3,250	(5,312)	(112,809)

Net income	$126,851	$134,294	$449,287	$309,057

Return on equity:
Net income (2)	14.1%	17.6%	12.5%	10.1%
Operating income (1) (2)	11.3%	15.5%	11.6%	14.7%

Cash flow:
Cash flow from operations before cash transfers to trading account (3) (4)	$60,600	$150,757	$451,317	$699,395
Cash transfers to trading account	—	—	—	(383,341)

Cash flow from operations	$60,600	$150,757	$451,317	$316,054

Other operating costs and expenses:
Underwriting expenses	$338,941	$320,919	$1,314,483	$1,248,463
Service expenses	17,930	16,001	72,372	78,331
Net foreign currency losses	7,753	2,885	2,126	4,213
Other costs and expenses	23,731	25,050	107,381	109,831

Total	$388,355	$364,855	$1,496,362	$1,440,838

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding income and losses from investment funds and net investment gains and losses. Management believes that excluding income and losses from investment funds and net investment gains and losses, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company’s underlying operations.

(2)	Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

(3)	Cash flow from operations before cash transfers to/from trading account is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company’s cash flow.

(4)	Cash flow from operations before transfers to trading account for the fourth quarter of 2010 is net of cash payments of $78,800 related to two reinsurance commutations. Cash flow from operations before transfers to trading account and these reinsurance payments was $139,400.

W. R. Berkley Corporation	Page 9
Investment Portfolio
December 31, 2010
(Amounts in thousands)

	Carrying	Percent
	Value	of Total
Fixed maturity securities:
United States government and government agencies	$1,347,875	9.7%

State and municipal:
Special revenue	2,204,898	15.8%
State general obligation	1,067,012	7.7%
Local general obligation	424,188	3.0%
Pre-refunded	1,468,700	10.6%
Corporate backed	368,646	2.7%

Total state and municipal (2)	5,533,444	39.8%

Mortgage-backed securities:
Agency	1,058,216	7.6%
Residential — Prime	265,381	1.9%
Residential — Alt A	73,581	0.5%
Commercial	53,670	0.4%

Total mortgage-backed securities	1,450,848	10.4%

Corporate:
Industrial	1,112,855	8.0%
Financial	671,298	4.8%
Utilities	187,204	1.3%
Asset-backed	285,117	2.1%
Other	128,783	0.9%

Total corporate	2,385,257	17.1%

Foreign government and foreign government agencies	491,730	3.5%

Total fixed maturity securities (2)	11,209,154	80.5%

Equity securities available for sale:
Preferred stocks
Financial	101,900	0.7%
Real estate	89,446	0.6%
Utilities	53,651	0.4%
Common stocks	316,056	2.3%

Total equity securities available for sale	561,053	4.0%

Arbitrage trading account	359,192	2.6%
Investment in arbitrage funds	60,660	0.4%
Investment funds	451,751	3.3%
Loans receivable	353,583	2.6%
Cash and cash equivalents (1)	923,375	6.6%

Net invested assets	$13,918,768	100.0%

(1)	Includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)	For state and municipal securities, the average rating was AA and the average duration was 4.1 years. For total fixed maturity securities, the average rating was AA and the average duration was 3.6 years.

W. R. Berkley Corporation	Page 10
State and Municipal Bonds
December 31, 2010
(Amounts in thousands)

	Carrying	Percent
	Value	of Total
General obligation (1)
Washington	$145,283	2.6%
New Jersey	119,786	2.2%
Virginia	118,205	2.1%
Ohio	116,902	2.1%
New York	106,738	1.9%
Pennsylvania	76,199	1.4%
North Carolina	75,858	1.4%
Texas	72,929	1.3%
Maryland	62,603	1.1%
Oregon	63,372	1.1%
Massachusetts	62,108	1.1%
California	61,961	1.1%
Tennessee	48,009	0.9%
Minnesota	34,934	0.6%
Illinois	32,901	0.6%
Georgia	31,335	0.6%
Oklahoma	26,906	0.5%
Wisconsin	26,615	0.5%
Others under $25 million	208,556	3.8%

Total (1)	1,491,200	26.9%

Special revenue (2)	2,204,898	39.9%
Pre-refunded (3)	1,468,700	26.5%
Corporate backed	368,646	6.7%

Total	$5,533,444	100.0%

(1)	Includes $1.067 billion of general obligation bonds issued by states and $0.424 billion of general obligation bonds issued by municipalities, counties and other local governments.

(2)	Bonds supported by a specific revenue pledge.

(3)	Bonds that have been pre-refunded with United States government securities.